UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549




                                 FORM 8-K



                              CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):    March 22, 2004
                                                     ---------------------

                            PETMED EXPRESS, INC.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

    FLORIDA                     000-28827                  65-0680967
---------------          ------------------------      -------------------
(State or other          (Commission File Number)        (IRS Employer
jurisdiction of                                        Identification No.)
 incorporation)

1441 S.W. 29th Avenue, Pompano Beach, Florida                  33069
---------------------------------------------          -------------------
(Address of principal executive offices)                    (Zip Code)


   Registrant's telephone number, including area code:    (954) 979-5995
                                                       -------------------


                              Not Applicable
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)


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Item 5.  Other Events

On March 22, 2004, Tricon Holdings LLC ("Tricon"), a principal shareholder of Petmed Express, Inc. (the "Company"), exercised 2,160,000 warrants of common stock of the Company at an exercise price of $.33 per share. The shares were issued pursuant to an exemption from registration pursuant to Section 4(2) and Regulation D of the Securities Act of 1933. The shares are registered for resale. Upon exercise the Company received net proceeds of $712,800 which will be used for working capital purposes. As a result of the issuance of these shares, the Company now has a total of 21,860,057 shares of common stock issued and outstanding.



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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PETMED EXPRESS, INC.
(The "Registrant")

Date: March 22, 2004

By: /s/  Menderes Akdag
   --------------------------------
   Menderes Akdag

   Chief Executive Officer
   (principal executive officer)


By: /s/  Bruce S. Rosenbloom
   --------------------------------
   Bruce S. Rosenbloom

   Chief Financial Officer
   (principal financial and accounting officer)


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